Exhibit 10.22

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

of

ATD CORPORATION

dated as of [    ], 2014

Exhibits

Exhibit A — Form of Director Indemnification Agreement

-i-

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is entered as of [    ], 2014, among ATD Corporation, a Delaware corporation (the “Company”), TPG Accelerate V, L.P. and TPG Accelerate VI, L.P. (each, together with its respective Affiliates, a “TPG Investor” and collectively, the “TPG Investors”).

RECITALS

WHEREAS, on May 28, 2010, the Company, the TPG Investors, and certain other stockholders entered into a Stockholders Agreement (the “Original Agreement”);

WHEREAS, in connection with the Company’s initial public offering of its shares of Common Stock (the “IPO”), the Company and the TPG Investors desire to amend and restated the Original Agreement to eliminate those provisions of the Original Agreement that are terminating as a result of the IPO and to set forth their agreement regarding certain matters; and

WHEREAS, such amendment and restated can be effected with the consent of the Company and the TPG Investors.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the TPG Investors hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Effective Date. This Agreement shall become effective upon the closing of the IPO.

SECTION 1.2. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; provided that the Company and its subsidiaries shall not be deemed to be Affiliates of the TPG Investors.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning assigned to such term in the preamble.

“Company Charter” means the certificate of incorporation of the Company in effect on the date hereof, as may be amended from time to time.

“Director” means any member of the Board.

“Director Indemnification Agreement” means an indemnification agreement in the form attached as Exhibit A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“IPO” has the meaning set forth in the Recitals.

“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Original Agreement” has the meaning assigned to such term in the Recitals.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“TPG Designee” has the meaning assigned to such term in Section 2.1(a).

“TPG Investors” has the meaning set forth in the preamble.

SECTION 1.3. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1. The Board.

(a) TPG Designees. For so long as the TPG Investors collectively hold a number of shares of Common Stock representing at least the percentage set forth below of shares of Common Stock held by them as of the closing of the IPO (including any over-allotment option) as specified in the final prospectus relating thereto, there shall be included in the slate of nominees recommended by the Board for election as directors at each annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by the TPG Investors (each, a “TPG Designee”) such that, if each such TPG Designee is elected, will result in the number of TPG Designees then serving on the Board as shown below across from such percentage.

Percent	Number of Directors
50% or greater	5
Less than 50% but greater than or equal to 10%	3
Less than 10% but greater than or equal to 5%	2
Less than 5% but greater than or equal to 3%	1

Upon any decrease in the number of directors that the TPG Investors are entitled to designate for election to the Board, the TPG Investors shall take all Necessary Action to cause the appropriate number of TPG Designees to offer to tender a resignation.

(b) Vacancies. Except as provided in Section 3.1(a), the TPG Investors shall have the exclusive right to remove the TPG Designees, and the Company shall take all Necessary Action to cause the removal of any such TPG Designee at the request of the TPG Investors and the TPG Investors shall have the exclusive right to designate for election to the Board directors to fill vacancies created by reason of death, removal or resignation of its designees to the Board, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by the TPG Investors as promptly as reasonably practicable.

(c) Additional Directors. For so long as the TPG Investors have the right to at least one (1) TPG Designee, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed eight (8) without the prior written consent of the TPG Investors; provided, that the number of directors may be increased by the Company if necessary to satisfy the requirements of applicable law and stock exchange regulation.

(d) Committees. Subject to applicable laws and stock exchange regulations, the TPG Investors shall have the right to have a TPG Designee then serving on the Board appointed to serve on each committee of the Board for so long as the TPG Investors have the right to at least one (1) TPG Designee. The TPG Investors shall have the right to appoint a representative as an observer to any committee of the Board to which the TPG Investors (i) do not elect to have a representative appointed or (ii) are prohibited by applicable laws or stock exchange regulations from having a representative appointed, in each case for so long as the TPG Investors have the right to at least one (1) TPG Designee.

(e) Reimbursement of Expenses. In accordance with Company policy, and on terms no less favorable than as afforded to any other Director, the Company shall reimburse each TPG Designee for all reasonable and documented out-of-pocket expenses incurred in connection with his or her participation in the meetings of the Board or any committee of the Board, including reasonable travel, lodging and meal expenses.

SECTION 2.2. D&O Insurance; Director Indemnification. The Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms. On or prior to the date of this Agreement, the Company shall, and shall cause each ATD Company (as defined in the Director Indemnification Agreement) to, execute and deliver to each Director serving on the Board as of the date hereof a Director Indemnification Agreement. From and after the date hereof, concurrently with or prior to any TPG Designee joining the Board, the Company shall, and shall cause each ATD Company to, execute and deliver to each such TPG Designee a Director Indemnification Agreement.

SECTION 2.3. Corporate Opportunity Waiver. The Company agrees to take all Necessary Action to ensure that no amendment to the provisions of the Company Charter pertaining to the renouncement of corporate opportunity is effected without the consent of the TPG Investors for so long as the TPG Investors have no rights pursuant to this Article II to designate any TPG Designees.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

SECTION 3.1. Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action on the part of its board of directors (or equivalent) and shareholders (or other holders of equity interests), if required, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.2. Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party, (b) result in any violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party.

SECTION 3.3. Consents. Other than as expressly required herein or any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Termination. If not otherwise stipulated, this Agreement shall terminate automatically (without any action by any party hereto) at such time that the TPG Investors have no rights pursuant to Article II hereof to designate any TPG Designees. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

SECTION 4.2. Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Company and the TPG Investors. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 4.3. Assignment; Benefit.

(a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto. Any attempted assignment of rights or obligations in violation of this Section 6.3 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the TPG Designees under Section 2.2.

SECTION 4.4. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by e-mail or confirmed facsimile if sent during normal business hours of the recipient, and, if not, then on the next Business Day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid;

or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

If to the Company:	ATD Corporation
12200 Herbert Wayne Court
Suite 150
Huntersville, North Carolina 28070
Attention: General Counsel
Fax: (704) 947-1919
E-mail: mgaither@ATD-US.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
The Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: Craig E. Marcus
Facsimile: (617) 951-7050
E-mail: craig.marcus@ropesgray.com

If to a TPG Investor:	c/o TPG Global, LLC 345 California Street, Suite 3300 San Francisco, California 94104
Attention: General Counsel
Fax: (415) 743-1503
E-mail: rcami@tpg.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
The Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: Craig E. Marcus Facsimile: (617) 951-7050
E-mail: craig.marcus@ropesgray.com

SECTION 4.5. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 4.6. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement sets forth the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 4.7. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 4.8. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. NO SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OR BEFORE ANY SIMILAR AUTHORITY OTHER THAN IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUIT, PROCEEDING OR JUDGMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE HAD TO BRING SUCH AN ACTION IN ANY OTHER COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 4.9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 4.10. Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

SECTION 4.11. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and the TPG Investors covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any TPG Investor or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any TPG Investor or any current or future member of any TPG Investor or any current or future director, officer, employee, partner or member of any TPG Investor or of any Affiliate or assignee thereof, as such for any obligation of any TPG Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 4.12. Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

ATD CORPORATION

By:
	Name:	J. Michael Gaither
	Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

TPG ACCELERATE V, L.P.

By: TPG Advisors V, Inc., its General Partner

By:
	Name:	Ronald Cami
	Title:	Vice President

TPG ACCELERATE VI, L.P.

By: TPG Advisors VI, Inc., its General Partner

By:
	Name:	Ronald Cami
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

Exhibit A

Form of Director Indemnification Agreement

(Attached)

A-1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of [DATE] by and among ATD Corporation, a Delaware corporation (the “Company”), Accelerate Holdings Corp., a Delaware corporation, American Tire Distributors Holdings, Inc., a Delaware corporation (together with Accelerate Holdings Corporation, the “Intermediate Holdcos”), American Tire Distributors, Inc., a Delaware corporation (“Opco”, and together with the Company and the Intermediate Holdcos, the “ATD Companies” and each an “ATD Company”), and [NAME OF DIRECTOR] (“Indemnitee”).

WHEREAS, in light of the litigation costs and risks to directors and officers resulting from their service to companies, and the desire of the ATD Companies to attract and retain qualified individuals to serve as directors and officers, it is reasonable, prudent and necessary for each of the ATD Companies to indemnify and advance expenses on behalf of its and the other ATD Companies’ directors and/or officers to the fullest extent permitted by applicable law so that they will serve or continue to serve the ATD Companies free from undue concern regarding such risks;

WHEREAS, the ATD Companies have requested that Indemnitee serve or continue to serve as a director and/or an officer of one or more of the ATD Companies and may have requested or may in the future request that Indemnitee serve one or more ATD Entities (as hereinafter defined) as a director or an officer or in other capacities;

WHEREAS, one of the conditions that Indemnitee requires in order to serve as a director and/or an officer of one or more of the ATD Companies is that Indemnitee be so indemnified; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Designating Stockholders (as hereinafter defined) (or their affiliates) and/or any insurer providing insurance coverage under any policy purchased or maintained by such Designating Stockholders (or their affiliates), which Indemnitee, the ATD Companies and the Designating Stockholders (or their affiliates) intend to be secondary to the primary obligation of the ATD Companies to indemnify Indemnitee as provided herein, with the ATD Companies’ acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director and/or officer of each of the ATD Companies.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the ATD Companies and Indemnitee do hereby covenant and agree as follows:

1. Services by Indemnitee. Indemnitee agrees to serve as a director and/or an officer of one or more of the ATD Companies. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation the Indemnitee may have under any other agreement).

2. Indemnification - General. On the terms and subject to the conditions of this Agreement, the ATD Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all losses, damages, liabilities, judgments, fines, penalties, costs, amounts paid in settlement, Expenses (as hereinafter defined) and other amounts that Indemnitee reasonably incurs and that result from, arise in connection with or are by reason of Indemnitee’s Corporate Status (as hereinafter defined) and shall advance Expenses to Indemnitee. The obligations of the ATD Companies under this Agreement (a) are joint and several obligations of each ATD Company, (b) shall continue after such time as Indemnitee ceases to serve as a director or an officer of the ATD Companies or in any other Corporate Status, and (c) include, without limitation, claims for monetary damages against Indemnitee in respect of any actual or alleged liability or other loss of Indemnitee, to the fullest extent permitted under applicable law (including, if applicable, Section 145 of the Delaware General Corporation Law) as in existence on the date hereof and as amended from time to time. A limitation under law of any ATD Company on providing indemnification or an advance of expenses to Indemnitee shall not limit the indemnification and advancement obligations of any ATD Company not so limited.

3. Proceedings Other Than Proceedings by or in the Right of the ATD Companies. If in connection with or by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of any of the ATD Companies to procure a judgment in its favor, the ATD Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, losses, damages, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

4. Proceedings by or in the Right of the ATD Companies. If in connection with or by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of any of the ATD Companies to procure a judgment in such ATD Company’s favor, the ATD Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

5. Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding or any claim, issue or matter therein (including, without limitation, any Proceeding brought by or in the right of any ATD Company), the ATD Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the ATD Companies shall, to the fullest extent permitted by law, indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, or settlement of any such claim prior to a final judgment by a court of competent jurisdiction with respect to such Proceeding, shall be deemed to be a successful result as to such claim, issue or matter; provided, however, that any settlement of any claim, issue or matter in such a Proceeding shall not be deemed to be a successful result as to such claim, issue or matter if such settlement is effected by Indemnitee without the ATD Companies’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by any of the ATD Companies for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, in whole or in part, the ATD Companies shall, to the fullest extent permitted by law, indemnify Indemnitee to the fullest extent to which Indemnitee is entitled to such indemnification.

7. Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

(a) The ATD Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 8 of this Agreement) such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the ATD Companies under this Agreement, any other agreement, the Certificate of Incorporation or By-laws of the applicable ATD Company as now or hereafter in effect, or pursuant to the Indemnification Agreement, dated May 28, 2010, among American Tire Distributors Holdings, Inc., Opco, Am-Pac Dist. Inc., Tire Pros Francorp and TPG Capital, L.P.; or (ii) recovery under any director and officer liability insurance policies maintained by any ATD Entity.

(b) To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the ATD Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the ATD Companies will advance on an as-incurred basis (as provided in Section 8 of this Agreement), all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8. Advancement of Expenses. The ATD Companies shall, to the fullest extent permitted by law, pay on a current and as-incurred basis all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status. Such Expenses shall be paid in advance of the final disposition of such Proceeding, without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination (as hereinafter defined) has been or may be made. Upon submission of a request for advancement of Expenses pursuant to Section 9(c) of this Agreement, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final non-appealable judicial determination that Indemnitee is not entitled to indemnification. Indemnitee shall repay such amounts advanced if and to the extent that it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the ATD Companies for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. The ATD Companies shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment. Indemnitee shall, in all events, be entitled to advancement of Expenses, without regard to Indemnitee’s ultimate entitlement to indemnification, until the final determination of the Proceeding.

9. Indemnification Procedures.

(a) Notice of Proceeding. Indemnitee agrees to notify the ATD Companies promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify any ATD Company will not relieve the ATD Companies of its advancement or indemnification obligations under this Agreement unless, and only to the extent that, the ATD Companies can establish that such omission to notify resulted in actual and material prejudice to it which prejudice cannot be reversed or otherwise eliminated without any material negative effect on the ATD Companies, and the omission to notify such ATD Companies will, in any event, not relieve any ATD Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement. If, at the time of receipt of any such notice, the ATD Companies have director and officer liability insurance policies in effect, the ATD Companies will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(b) Defense; Settlement. Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee. The ATD Companies shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee unless (i) such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional, full release of Indemnitee by all relevant parties from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters and (ii) the ATD Companies have fully indemnified the Indemnitee with respect to, and held Indemnitee harmless from and against, all Expenses and other amounts incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding. The ATD Companies shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the ATD Companies’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, unless such settlement solely involves the payment of money or performance of any obligation by persons other than the ATD Companies and includes an unconditional release of the ATD Companies by any party to such Proceeding other than the Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that the ATD Companies deny all wrongdoing in connection with such matters.

(c) Request for Advancement; Request for Indemnification.

(i) To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the ATD Companies a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the ATD Companies and reasonably available to Indemnitee, and, only to the extent required by applicable law which cannot be waived, an unsecured written undertaking to repay amounts advanced. The ATD Companies shall make advance payment of Expenses to Indemnitee no later than five (5) business days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee. If, at the time of receipt of any such written request for advancement of Expenses, the ATD Companies have director and officer insurance policies in effect, the ATD Companies will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies. The ATD Companies shall thereafter keep such director and officer insurers informed of the status of the Proceeding or other claim and take such other actions, as appropriate to secure coverage of Indemnitee for such claim.

(ii) To obtain indemnification under this Agreement, at any time before or after submission of a request for advancement pursuant to Section 9(c)(i) of this Agreement, Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination (as hereinafter defined) shall thereafter be made, as provided in and only to the extent required by Section 9(d) of this Agreement. In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8 and Section 9(c)(i) of this Agreement. If, at the time of receipt of any such request for indemnification, the ATD Companies have director and officer insurance policies in effect, the ATD Companies will promptly notify the relevant insurers and take such other actions as necessary or appropriate to secure coverage of Indemnitee for such claim in accordance with the procedures and requirements of such policies.

(d) Determination. The ATD Companies agree that Indemnitee shall be indemnified to the fullest extent permitted by law and that no Determination shall be required in connection with such indemnification unless specifically required by applicable law which cannot be waived. In no event shall a Determination be required in connection with indemnification for Expenses pursuant to Section 7 of this Agreement or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within twenty (20) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 9(c)(ii) and such Determination shall be made either (i) by the Disinterested Directors (as hereinafter defined), even though less than a quorum, so long as Indemnitee does not request that such Determination be made by Independent Counsel (as hereinafter defined), or (ii) if so requested by Indemnitee, in Indemnitee’s sole discretion, by Independent Counsel in a written opinion to the ATD Companies and Indemnitee. If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within five (5) business days after such Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such determination shall be advanced and borne by the ATD Companies (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and each ATD Company is liable to indemnify and hold Indemnitee harmless therefrom. If the person, persons or entity empowered or selected under this Section 9(d) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within twenty (20) days after receipt by the ATD Companies of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such twenty (20) day period may be extended for a reasonable time, not to exceed an additional twenty (20) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(d) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(e).

(e) Independent Counsel. In the event Indemnitee requests that the Determination be made by Independent Counsel pursuant to Section 9(d) of this Agreement, the Independent Counsel shall be selected as provided in this Section 9(e). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the Board of Directors shall make such selection on behalf of the ATD Companies, subject to the remaining provisions of this Section 9(e)), and Indemnitee or the ATD Companies, as the case may be, shall give written notice to the other, advising the ATD Companies or Indemnitee of the identity of the Independent Counsel so selected. The ATD Companies or Indemnitee, as the case may be, may, within five (5) days after such written notice of selection shall have been received, deliver to Indemnitee or the

Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 15 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within ten (10) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(c)(ii) of this Agreement and after a request for the appointment of Independent Counsel has been made, no Independent Counsel shall have been selected and not objected to, either the ATD Companies or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the ATD Companies or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(d) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(f) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). Any expenses incurred by or in connection with the appointment of Independent Counsel shall be borne by the ATD Companies (irrespective of the Determination of Indemnitee’s entitlement to indemnification) and not by Indemnitee.

(f) Consequences of Determination; Remedies of Indemnitee. The ATD Companies shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the ATD Companies do not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the ATD Companies to make such payments or advances (and the Company shall have the right to defend its position in such Proceeding and to appeal any adverse judgment in such Proceeding). Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding and to have such Expenses advanced by the Company in accordance with Section 8 of this Agreement. If Indemnitee fails to challenge an Adverse Determination within twenty (20) business days, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the ATD Companies shall not be obligated to indemnify Indemnitee under this Agreement.

(g) Presumptions; Burden and Standard of Proof. The parties intend and agree that, to the extent permitted by law, in connection with any Determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person, including a court:

(i) it will be presumed that Indemnitee is entitled to indemnification under this Agreement (notwithstanding any Adverse Determination), and the ATD Entities or

any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption;

(ii) the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the applicable ATD Entity, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful;

(iii) Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the applicable ATD Entity, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the applicable ATD Entity, or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the applicable ATD Entity or on information or records given in reports made to the applicable ATD Entity by an independent certified public accountant or by an appraiser or other expert or advisor selected by the applicable ATD Entity; and

(iv) the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any of the ATD Entities or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.

The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

10. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 9(d) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 and Section 9(c)(i) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(d) of this Agreement within twenty (20) days after receipt by the ATD Companies of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 of this Agreement within five (5) business days after receipt by the ATD Companies of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within five (5) business days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the ATD Companies or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The ATD Companies shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 9(d) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, in which (i) Indemnitee shall not be prejudiced by reason of that adverse determination, and (ii) the ATD Companies shall bear the burden of establishing that Indemnitee is not entitled to indemnification.

(c) If a determination shall have been made pursuant to Section 9(d) of this Agreement that Indemnitee is entitled to indemnification, the ATD Companies shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The ATD Companies shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the ATD Companies are bound by all the provisions of this Agreement.

11. Insurance; Subrogation; Other Rights of Recovery, etc.

(a) Each ATD Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, or arising out of Indemnitee’s status as such, whether or not any such ATD Company would have the power to indemnify Indemnitee against such liability. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the ATD Companies. If any ATD Company has such insurance in effect at the time it receives from Indemnitee any notice of the commencement of an action, suit, proceeding or other claim, such ATD Company shall give prompt notice of the commencement of such action, suit, proceeding or other claim to the insurers and take such other actions in accordance with the procedures set forth in the policy as required or appropriate to secure coverage of Indemnitee for such action, suit, proceeding or other claim. Such ATD Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding or other claim in accordance with the terms of such policy. Such ATD Company shall continue to provide such insurance coverage to Indemnitee for a period of at least ten (10) years after Indemnitee ceases to serve as a director or an officer or in any other Corporate Status.

(b) In the event of any payment by any ATD Company under this Agreement, such ATD Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other ATD Entity, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the ATD Companies, to assign to such ATD Company all of Indemnitee’s rights to obtain from such other ATD Entity such amounts to the extent that they have been paid by such ATD Company to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by the ATD Companies) execute all papers required and use reasonable best efforts to take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable such ATD Company to bring suit or enforce such rights.

(c) Each of the ATD Companies hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other ATD Entities not to exercise), any rights that such ATD Company may now have or hereafter acquire against any Designating Stockholder (or former Designating Stockholder), insurer of such Designating Stockholder (or former Designating Stockholder) or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the ATD Companies’ obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with any person or entity, including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification, or to be held harmless, and any right to participate in any claim or remedy of Indemnitee against any Designating Stockholder (or former Designating Stockholder) or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designating Stockholder (or former Designating Stockholder), insurer of such Designating Stockholder (or former Designating Stockholder) or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(d) The ATD Companies shall not be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that (i) the ATD Companies hereby agree that they are the indemnitors of first resort under this Agreement and under any other indemnification agreement (i.e., their obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement and/or indemnification to Indemnitee are primary and any obligation of any Designating Stockholder (or any affiliate thereof other than an ATD Company) and/or any obligation of any insurer providing insurance coverage under any policy purchased or maintained by such Designating Stockholders (or by any affiliate thereof, other than an ATD Company) to provide advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee are secondary), (ii) the ATD Companies shall be required to advance the full amount of expenses incurred by any such Indemnitee and shall be liable for the full amount of all liability and loss suffered by such Indemnitee (including, but not limited to, Expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding), without regard to any rights any such Indemnitee may have against any Designating Stockholder or against any insurance carrier providing insurance coverage to Indemnitee under any insurance policy issued to a Designating Stockholder, and (iii) if any Designating Stockholder (or any affiliate thereof other than an ATD Entity) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with Indemnitee, then (x) such Designating Stockholder (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the ATD Companies shall fully indemnify, reimburse and hold harmless such Designating Stockholder (or such other affiliate) for all such payments actually made by such Designating Stockholder (or such other affiliate).

(e) The ATD Companies’ obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of any of the ATD Companies as a director, officer, employee, fiduciary, trustee, representative, partner or agent of any other ATD Entity shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other ATD Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other ATD Entities or under director and officer insurance policies maintained by one or more ATD Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is otherwise entitled to indemnification or other payment hereunder.

(f) Except as provided in Sections 11(c), 11(d) and 11(e) of this Agreement, the rights to indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time, whenever conferred or arising, be entitled under applicable law, under the ATD Entities’ Certificates of Incorporation or By-Laws, or under any other agreement including Indemnification Agreement, dated May 28, 2010, among American Tire Distributors Holdings, Inc., Opco, Am-Pac Dist. Inc., Tire Pros Francorp and TPG Capital, L.P., vote of stockholders or resolution of directors of any ATD Entity, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or an officer of any of the ATD Companies. The Parties hereby agree that Sections 11(c), 11(d) and 11(e) of this Agreement shall be deemed exclusive and shall be deemed to modify, amend and clarify any right to indemnification or advancement provided to Indemnitee under any other contract, agreement or document with any ATD Entity.

(g) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the ATD Entities’ Certificates of Incorporation or By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

12. Employment Rights; Successors; Third Party Beneficiaries.

(a) This Agreement shall not be deemed an employment contract between the ATD Companies and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director and/or an officer of the ATD Companies or any other Corporate Status.

(b) This Agreement shall be binding upon each of the ATD Companies and their successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. If any of the ATD Companies or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the ATD Companies shall assume all of the obligations set forth in this Agreement.

(c) The Designating Stockholders are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the ATD Companies’ obligations hereunder (including but not limited to the obligations specified in Section 11 of this Agreement) as though a party hereunder.

13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

14. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement and except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by any ATD Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee (i) by way of defense or counterclaim or other similar portion of a Proceeding, (ii) to enforce Indemnitee’s rights under this Agreement or (iii) to enforce any other rights of Indemnitee to indemnification, advancement or contribution from the ATD Companies under any other contract, by-laws or charter or under statute or other law, including any rights under Section 145 of the Delaware General Corporation Law), unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the applicable ATD Company.

15. Definitions. For purposes of this Agreement:

(a) “Board of Directors” means the board of directors of the Company.

(b) “By-laws” means, in each case, the bylaws or similar governing document of the relevant company as amended from time to time.

(c) “Certificate of Incorporation” means, in each case, certificate of incorporation, articles of incorporation or similar constituting document as amended from time to time.

(d) “Corporate Status” describes the status of a person by reason of such person’s past, present or future service as a director, officer, employee, fiduciary, trustee, or agent of any of the ATD Companies (including, without limitation, one who serves at the request of any of the ATD Companies as a director, officer, employee, fiduciary, trustee or agent of any other ATD Entity).

(e) “Designating Stockholder” means any of the TPG Entities, in each case so long as an individual designated (directly or indirectly) by the TPG Entities or any of their respective affiliates (as provided by the Company’s Certificate of Incorporation, By-laws and Stockholders Agreement) serves or has served as a director and/or officer of any ATD Entity.

(f) “Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a/the particular standard(s) of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a/the particular standard(s) of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(g) “Disinterested Director” means a director of the Company (or, if a Determination is necessary with respect to an ATD Company other than the Company, a director of such ATD Company) who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee and does not otherwise have an interest materially adverse to any interest of the Indemnitee.

(h) “Expenses” shall mean all direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees and costs, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement. Expenses, however, shall not include amounts of judgments or fines against Indemnitee.

(i) “ATD Entity” means any ATD Company, any of their respective subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary, trustee, or agent, or in any similar capacity, at the request of any ATD Company.

(j) “Independent Counsel” means, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of corporation law and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (i) any ATD Entity or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the ATD Companies or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The ATD Companies agree to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and to be jointly and severally liable therefor.

(k) “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (formal or informal), inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of any ATD Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as director, officer, employees, fiduciary, trustee or agent of any ATD Entity (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement). If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(l) “Stockholders Agreement” means the Stockholders Agreement dated as of May 28, 2010, by and among the Company and certain of the stockholders of the Company, as amended from time to time.

(m) “TPG Entities” means TPG Accelerate V, L.P., TPG Accelerate VI, L.P. and any other investment fund or related investment adviser, management company, managing member or general partner that is an affiliate of any of the foregoing entities (other than any ATD Entity) or that is advised by the same investment adviser as any of the foregoing entities or by an affiliate of such investment adviser.

16. Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

17. Reliance. The ATD Companies expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on each of them hereby in order to induce Indemnitee to serve as a director and/or an officer of one or more of the ATD Companies, and the ATD Companies acknowledge that Indemnitee is relying upon this Agreement in serving as a director and/or an officer of one or more of the ATD Companies.

18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in a writing identified as such by all of the parties hereto. Except as otherwise expressly provided herein, the rights of a party hereunder (including the right to enforce the obligations hereunder of the other parties) may be waived only with the written consent of such party, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee to:

c/o TPG Global, LLC

345 California Street, Suite 3300

San Francisco, CA 94104

Attn: Ronald Cami

with a copy to:	Ropes & Gray LLP
Prudential Tower, 800 Boylston Street Boston, MA 02199-3600 Attn: Craig E. Marcus

(b) If to any ATD Company, to:

c/o American Tire Distributors, Inc.

12200 Herbert Wayne Court, Suite 150

PO Box 3145

Huntersville, NC 28070-3145

Attn: J. Michael Gaither

with a copy to:	Ropes & Gray LLP
Prudential Tower, 800 Boylston Street Boston, MA 02199-3600 Attn: Craig E. Marcus

or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the ATD Companies and (b) in the case of a change in address for notices to any ATD Company, furnished by the ATD Companies to Indemnitee.

20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the ATD Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the ATD Companies and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the ATD Companies (and their other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

21. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The ATD Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

22. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:	ATD CORPORATION

By:
	Name:	J. Michael Gaither
	Title:	Secretary

Intermediate Holdcos:	ACCELERATE HOLDINGS CORP.

By:
	Name:	J. Michael Gaither
	Title:	Secretary

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:
	Name:	J. Michael Gaither
	Title:	Secretary

Opco:	AMERICAN TIRE DISTRIBUTORS, INC.

By:
	Name:	J. Michael Gaither
	Title:	Secretary

Indemnitee:
Name:

[Signature Page to Indemnification Agreement]